United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2012

Camco Financial Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	000-25196	51-0110823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Wheeling Avenue, Cambridge, Ohio	43725
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (740) 435-2020

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 29, 2012, the Board of Directors ("Board") of Camco Financial Corporation ("Camco") elected Mr. Norman G. Cook to the Board of Camco and Advantage Bank to fill the vacancy created when Mr. Mock retired in 2011. Mr. Cook's term of office on the Board will be three years and expire in 2015. Mr. Cook has also been appointed by the Board to serve as a member of Advantage's Executive Loan Committee.

Mr. Cook will be compensated for his service on the Board in accordance with Camco's standard policy for compensation of non-employee directors, as further described under the section entitled "Board Meetings, Committees, Risk Oversight and Compensation of Directors" of Camco's 2012 Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on July 24, 2012.

On the same date, the Board also approved an increase in the total number of directors that are authorized to serve on the Board from nine to ten, creating an additional vacancy in the class of directors whose terms expire in 2015.

A copy of the press release issued by Camco on August 30, 2012 to announce the election of Mr. Cook to the Board is attached hereto as Exhibit 99.1.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Camco Financial Corporation (Registrant)
August 30, 2012 (Date)	/s/ JAMES E. HUSTON James E. Huston Chief Executive Officer